ARTHUR ANDERSEN LLP


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 12, 1997 on the financial statements of The Southern Company and its subsidiaries, included in this Form 8-K, into The Southern Company's previously filed Registration Statement File Nos. 2-78617, 33-3546, 33-30171, 33-51433, 33-54415, 33-57951, 33-58371, 33-60427, 333-07539
and 333-09077.




/s/Arthur Andersen LLP
Atlanta, Georgia
February 27, 1997


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